As filed with the Securities and Exchange Commission on June 17, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLIANCE BANCSHARES CALIFORNIA

(Exact name of registrant as specified in its charter)

California	91-2124567
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

100 Corporate Pointe, Suite 110,

Culver City,

California 90230

(Address of principal executive offices, including zip code)

ALLIANCE BANCSHARES CALIFORNIA

1996 COMBINED INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN (AS AMENDED)

(Full title of the plan)

CURTIS REIS, PRESIDENT AND CHIEF EXECUTIVE OFFICER

100 Corporate Pointe, Suite 110, Culver City, California 90230

(Name and address of agent for service)

(310) 410-9281

(Telephone number, including area code, of agent for service)

Copy to:

ALAN B. SPATZ, ESQ.

Troy & Gould Professional Corporation

1801 Century Park East, Suite 1600

Los Angeles, CA 90067-2367

(310) 553-4441

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Common Stock, no par value	200,000 shares	$5.85	$1,170,000
Total	200,000 shares	$5.85	$1,170,000	$94.65

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE PURSUANT TO GENERAL INSTRUCTIONS E OF FORM S-8

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement covers, in addition to the shares of common stock specified above, an indeterminate number of additional shares of common stock that may become issuable under the Alliance Bancshares California 1996 Combined Incentive and Non-Qualified Stock Option Plan (the “Plan”) as a result of the anti-dilution adjustment provisions of the Plan.
(2)	The registration fee of $ 94.65 for the 200,000 shares of common stock that are being registered pursuant to this Registration Statement was calculated as follows: Under the Plan, the 200,000 shares of common stock that are being registered pursuant to this Registration Statement are not the subject of outstanding options and the offering price therefore is not known; therefore, the proposed maximum offering price per share and maximum aggregate offering price were estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933 based upon a price of $5.85, which is the average of the high and low sales prices of the common stock on the OTC Bulletin Board on June 16, 2003.

EXPLANATORY NOTE AND INCORPORATION

OF CERTAIN INFORMATION BY REFERENCE

PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

On December 28, 2001, Alliance Bancshares California (the “Registrant”) filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-97685) (the “Prior Registration Statement”) relating to shares of the Registrant’s Common Stock, without par value, to be issued pursuant to the Registrant’s 1996 Combined Incentive and Non-Qualified Stock Option Plan (the “Plan”). The Prior Registration Statement currently is effective. This Registration Statement relates to additional securities of the same class as those to which the Prior Registration Statement relates to be issued pursuant to the Plan. The contents of the Prior Registration Statement, including all exhibits thereto, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the attached Exhibit Index that follows the signature page, which is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Culver City, State of California, on this 30th day of May, 2003.

ALLIANCE BANCSHARES CALIFORNIA

By:	/s/ CURTIS S. REIS
Curtis S. Reis President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Curtis S. Reis, his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Commission under the Securities Act, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CURTIS S. REIS Curtis S. Reis	Chairman and Chief Executive Officer	May 30, 2003

/s/ MICHAEL L. ABRAMS Michael L. Abrams	Director	May 30, 2003

/s/ ANDREW A. TALLEY Andrew A. Talley	Director	May 30, 2003

/s/ ROBERT H. BOTHNER Robert H. Bothner	Vice Chairman	May 30, 2003

/s/ LYN S. CARON Lyn S. Caron	Director	May 30, 2003

/s/ WILLIE D. DAVIS Willie D. Davis	Director	May 30, 2003

/s/ D. GREGORY SCOTT D. Gregory Scott	Director	May 30, 2003

/s/ ROBERT H. THOMPSON Robert H. Thompson	Director	May 30, 2003

/s/ DANIEL L. ERICKSON Daniel L. Erickson	Chief Financial Officer and Principal Accounting and Financial Officer	May 30, 2003

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Alliance Bancshares California 1996 Combined Incentive and Non-Qualified Stock Option Plan, as amended.

5.1	Opinion of Troy & Gould Professional Corporation with respect to the securities being registered.

23.1	Consent of Troy & Gould Professional Corporation (contained in Exhibit 5.1).

23.2	Consent of Grant Thornton LLP.

23.3	Consent of McGladrey & Pullen LLP.

24.1	Power of attorney (contained on the signature page hereto).